UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment No. 2) of CSG Systems International, Inc. (“CSG”) amends and supplements the Current Report on Form 8-K that was filed with the Securities and Exchange Commission (“SEC”) on March 10, 2005, and the Current Report on Form 8-K/A (Amendment No. 1) that was filed with the SEC on April 14, 2005, both under Items 1.01, 5.02 and 9.01.

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2005, CSG’s Board of Directors made certain changes to CSG’s executive management team and Board of Directors, and to the related employment agreements with certain of these individuals, as outlined in the Current Report on Form 8-K filed on March 10, 2005.

Edward C. Nafus:

As part of these changes, effective April 1, 2005, Edward C. Nafus, CSG’s then current President of the Broadband Services Division, assumed the position of CEO and President of CSG. In conjunction with these changes for Mr. Nafus, CSG and Mr. Nafus entered into the Second Amendment to Employment Agreement with Edward Nafus, dated March 8, 2005 (the “Second Amendment”). As part of the Second Amendment, Mr. Nafus was to be granted: (i) 50,000 restricted shares of CSG common stock on July 1, 2005; and (ii) 50,000 restricted shares of CSG common stock on January 1, 2006. Mr. Nafus must be employed by CSG at the date of grant in order to receive these restricted stock awards.

On June 30, 2005, the Compensation Committee of the Board of Directors of CSG approved the granting of 50,000 restricted shares of CSG common stock to Mr. Nafus. The terms of the restricted stock award are summarized as follows:

•	The restricted stock was granted at no cost to Mr. Nafus at a market value of $18.98 per share.

•	One-quarter of the restricted stock awards will vest on each annual anniversary of the grant (contingent upon Mr. Nafus’ continued employment with CSG) and have no restrictions placed upon them other than the passage of time.

•	The restricted stock awards will vest immediately upon: (i) a change of control (as defined); or (ii) upon Mr. Nafus’ voluntary retirement from the employ of CSG after March 31, 2008. If vesting is accelerated pursuant to a change in control and such acceleration causes Mr. Nafus to become liable for any excise tax on “excess parachute payments and any interest or penalties thereon (collectively, “Tax Penalties”), CSG will pay Mr. Nafus for the Tax Penalties, plus any additional income, excise and other taxes related to that payment.

John “Hank” Bonde:

Also, as part of these changes, effective March 7, 2005, John “Hank” Bonde, CSG’s then current Chief Operating Officer and President of CSG, was removed from these positions and was then elected as Executive Vice President of CSG and appointed to the position of President of the Global Software Services Division of CSG. At the time the Current Report on Form 8-K filed March 10, 2005 was filed with the SEC, the terms of an amended employment agreement between CSG and Mr. Bonde were being negotiated.

On April 11, 2005, CSG and Mr. Bonde entered into the First Amendment to Employment Agreement with John Bonde, dated April 11, 2005 (the “First Amendment”). As part of the First Amendment, Mr. Bonde was to be granted 25,000 restricted shares of CSG common stock on July 1, 2005. Mr. Bonde was required to be employed by CSG at the date of grant in order to receive these restricted stock awards.

On June 30, 2005, the Compensation Committee of the Board of Directors of CSG approved the granting of 25,000 restricted shares of CSG common stock to Mr. Bonde. The terms of the restricted stock award are summarized as follows:

•	The restricted stock was granted at no cost to Mr. Bonde at a market value of $18.98 per share.

•	One-quarter of the restricted stock awards will vest on each annual anniversary of the grant (contingent upon Mr. Bonde’s continued employment with CSG) and have no restrictions placed upon them other than the passage of time.

•	The restricted stock awards will vest immediately upon a change of control (as defined). If vesting is accelerated pursuant to a change in control and such acceleration causes Mr. Bonde to become liable for Tax Penalties, CSG will pay Mr. Bonde for the Tax Penalties, plus any additional income, excise and other taxes related to that payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese,
Principal Accounting Officer